Exhibit 99.1

FOR RELEASE:  January 22, 2013

HKN Announces 45 Thousand Share Stock Repurchase Plan

Dallas, Texas — January 22, 2013 — HKN, Inc. (OTCQB: HKNI) (“HKN” or “the Company”) announced that the Company’s Board of Directors has authorized the cancellation of its existing stock repurchase program which was originally announced in September 2005.  The Company’s Board of Directors has also authorized a new stock repurchase program which will allow the Company to buy back up to forty-five thousand shares of its common stock.  All repurchases will be made from time to time when opportunities to do so at favorable prices present themselves in compliance with all applicable laws and regulations including the Securities and Exchange Commission rules.

HKN, Inc. is an independent energy company engaged in the development of a well-balanced portfolio of assets in the energy industry and in the active management of its energy-based investments. Additional information may be found at the HKN Web site, www.hkninc.com. Please e-mail all investor inquiries to Investorrelations@hkninc.com.

Certain statements in this announcement and inferences derived therefrom may be regarded as “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made.   Management’s current view and plans, however, are subject to numerous known and unknown risks, uncertainties and other factors that may cause the actual results, performance, timing or achievements of HKN to be materially different from any results, performance, timing or achievements expressed or implied by such forward-looking statements.  The various uncertainties, variables, and other risks include those discussed in detail in the Company’s SEC filings, including the Annual Report on Form 10-K filed on March 2, 2012. HKN undertakes no duty to update or revise any forward-looking statements.  Actual results may vary materially.